Exhibit 99.1

Senior Executive Officer Compensation

Base Salary

The table below sets forth certain new and modified base salary information for certain senior executive officers of Health Management Associates, Inc. (the “Company”), as well as the annual compensation paid to the Company’s non-employed Chairman of the Board of Directors.

Senior Executive Officer	Base Salary
Joseph V. Vumbacco, President and Chief Executive Officer (1)	$800,000

Burke W. Whitman, President and Chief Operating Officer (2)	600,000

Peter M. Lawson, Executive Vice President – Hospital Operations (3)	400,000

Jon P. Vollmer, Executive Vice President – Hospital Operations (3)	400,000

Non-Employed Chairman of the Board of Directors	Annual Compensation
William J. Schoen, Chairman of the Board of Directors (4)	$300,000	(5)

(1)	Effective January 1, 2006, Mr. Vumbacco will become the Company’s Vice Chairman. He will also continue to serve as the Company’s Chief Executive Officer. Mr. Whitman will become the Company’s President on such date. Mr. Vumbacco’s base salary became effective as of October 1, 2005.
(2)	Effective January 1, 2006, Mr. Whitman will become the Company’s President and Chief Operating Officer.
(3)	As previously reported on a Current Report on Form 8-K filed on November 1, 2005 by the Company, effective October 1, 2005 the base salaries for Messrs. Lawson and Vollmer were increased to $360,000. The base salaries for each of Messrs. Lawson and Vollmer reported in the above table will become effective as of January 1, 2006.
(4)	Mr. Schoen’s duties and responsibilities are outlined in a two page memorandum included as a part of Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Such memorandum is incorporated herein by reference. On December 7, 2005, the Company’s Board of Directors extended the term of Mr. Schoen’s arrangement for an additional year. Mr. Schoen is not considered by the Company to be an independent director and, therefore, does not receive the cash or equity compensation payable by the Company to independent directors (as disclosed in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
(5)	See the Supplemental Executive Retirement Plan discussion below for additional amounts received by Mr. Schoen.

Incentive Awards

The table below sets forth cash bonuses and contingent stock incentive awards granted to the Company’s senior executive officers (other than Mr. Whitman) on December 7, 2005. The contingent stock incentive award received by each senior executive officer is equal in value to such officer’s cash bonus. The number of shares granted was based on the closing price of the Company’s common stock on December 7, 2005, which was $23.14 per share. The shares awarded were credited to each senior executive officer’s account and will vest on the fourth anniversary of the date of the award, at which time the shares will be issued.

Senior Executive Officer	Cash Bonus	Number of Shares of Common Stock Awarded
Joseph V. Vumbacco	$437,500	18,907

Robert E. Farnham, Senior Vice President and Chief Financial Officer	150,000	6,482

Peter M. Lawson	160,000	6,914

Jon P. Vollmer	160,000	6,914

Timothy R. Parry, Senior Vice President and General Counsel	140,000	6,050

Compensation Arrangements with Burke W. Whitman

On December 7, 2005, the Company’s Compensation Committee approved a compensation package for Mr. Whitman, who will begin serving as the Company’s President and Chief Operating Officer on January 1, 2006. In addition to the base salary set forth above, Mr. Whitman will receive a guaranteed cash bonus for the year ending September 30, 2006 in an amount equal to 100% of his base salary and a guaranteed contingent stock incentive award that will be valued at 100% of his base salary and will vest on the fourth anniversary of the date of the award (such award to be granted by the Company at the conclusion of fiscal year 2006). Mr. Whitman will also be compensated by the Company for unvested in-the-money stock options granted to him by his previous employer, as well as his foregone 2005 bonus from such employer. Mr. Whitman will also receive the benefits described below (see Incentive Plans and Arrangements), including a contingent annual Supplemental Executive Retirement Plan benefit of $150,000, and he will be reimbursed for expenses incurred by him in connection with his relocation to Naples, Florida and obtaining a country club membership.

Incentive Plans and Arrangements

1996 Executive Incentive Compensation Plan (the “EICP”).

The EICP is a comprehensive executive compensation plan in which the Company’s senior executive officers, among others, may participate. Awards under the EICP consist of contingent incentive cash bonuses, stock options and contingent stock awards, each of which is discussed in greater detail below. The EICP, including all material amendments, is included with the Company’s Annual Report on Form 10-K for the year ended September 30, 2004 as Exhibits 10.17, 10.18, 10.20 and 10.21.

Contingent Incentive Cash Bonuses. Each senior executive officer is eligible to receive a contingent incentive cash bonus under the EICP. Under the current EICP incentive compensation program, a cash bonus (calculated as a percentage of base salary) may be paid to participants for each year in which the Company achieves, based on audited fiscal year end results, at least 75% of its profit plan. Each of the Company’s senior executive officers in this incentive compensation program is in one of two target bonus categories (i.e., 125% of base salary for Mr. Vumbacco and 100% of base salary for all others). The senior executive officers who participate in this incentive compensation program are selected and assigned to target bonus categories by the Compensation Committee of the Board of Directors.

For the Company’s fiscal year 2006, each senior executive officer is eligible to receive his target cash bonus if the Company achieves its pre-tax profit plan. If the Company exceeds its pre-tax profit plan, each senior executive officer becomes eligible to receive additional cash bonus amounts. The contingent incentive cash bonus for Mr. Vumbacco is also based on non-financial criteria such as the quality of health care services provided, management efficiency, accreditation, nursing recruitment and retention and leadership.

Stock-Based Compensation. Under the EICP, the Company’s senior executive officers are eligible to receive certain stock-based compensation, including restricted stock awards and stock options to purchase shares of the Company’s common stock. The form of Stock Option Agreement is included with the Company’s Annual Report on Form 10-K for the year ended September 30, 2004 as Exhibit 10.36.

Contingent Stock Incentive Awards. Each senior executive officer is eligible to receive contingent stock incentive awards under the EICP in the form of shares of the Company’s common stock. Historically, the amounts of contingent stock incentive awards have been equal in value to the corresponding contingent incentive cash bonuses under the EICP. The form of Contingent Stock Incentive Award is included with the Company’s Annual Report on Form 10-K for the year ended September 30, 2004 as Exhibit 10.37.

Supplemental Executive Retirement Plan (the “Supplemental Plan”).

The Company’s senior executive officers are eligible to participate in the Supplemental Plan, which is a deferred compensation plan not intended to be tax-qualified. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his normal retirement date, for the longer of 120 months or life. The monthly benefit may vary for each participant and may be increased periodically by the Board of Directors. Mr. Schoen also participates in the Supplemental Plan and is presently receiving an annual payment under such plan of $1,000,000. To qualify for benefits under the Supplemental Plan, a participant must continue as an employee of the Company until age 62, must be an employee for at least five years after commencing participation and must not compete with the Company while participating in the Supplemental Plan. Generally, no benefit is paid if employment is terminated before a participant reaches his normal retirement date, regardless of the reason for termination. However, benefits are payable if a participant’s employment is terminated by the Company following a change of ownership of the Company (as defined in the Supplemental Plan). The Supplemental Plan, including all material amendments, is included with the Company’s Annual Report on Form 10-K for the year ended September 30, 2004 as Exhibits 10.3, 10.4, 10.19 and 10.25.

Retirement Savings Plan, Broad Based Plans and Other Benefits.

Each senior executive officer may also participate in the Company’s Retirement Savings Plan, which is a 401(k) plan that includes employer and employee contributions, as well as other benefit programs generally available to employees, such as disability and life insurance programs. Additionally, certain senior executive officers and the Company’s non-employed Chairman of the Board of Directors receive other benefits, which include items such as (i) Company-paid family health and dental insurance premiums and related expenses, (ii) use of the Company’s aircraft and (iii) automobile expenses, club dues and tax preparation fees paid by the Company.

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